UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2026

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210
Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $115.00 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Company is providing an update on expected cost reductions related to the integration of Cataneo GmbH following the Company’s acquisition of Cataneo on June 30, 2026.

In connection with subsequent organizational actions authorized by the Company’s Chief Executive Officer in the ordinary course (Phase II and Phase III), the Company expects to incur one-time exit costs (primarily severance and notice pay) currently estimated at approximately $177,000. Substantially all of these costs are expected to result in future cash expenditures, with the majority anticipated to be paid during the first half of 2027. Actual amounts may vary based on final exit timing, individual arrangements, and ordinary course adjustments.

As previously disclosed in connection with the June 30, 2026 acquisition and related actions (Phase I), the Company expected annualized cost synergies of approximately $904,000. The subsequent organizational actions (Phase II and Phase III) that have been substantially completed are expected to contribute further annualized payroll, contractor and related cost reductions of approximately $290,000 and approximately $725,000, respectively.

Taken together, the Company now expects total annualized cost reductions across all three phases of approximately $1.919 million. The majority of the expected run-rate savings is anticipated to be realized in 2027. Certain exits remain subject to final timing and individual arrangements, including the spread of one larger severance and notice amount over the first half of 2027 and the later start of savings associated with one contract ending in September 2027.

These expected cost actions are part of the Company’s ongoing efforts to improve operating leverage following the Cataneo acquisition. The Company expects to provide further updates on integration progress, including commercial results, in its forthcoming periodic reports.

Forward-Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding expected cost reductions, the timing and realization of savings, one-time exit costs, integration of acquired businesses, and future operating leverage. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors, including final exit timing and amounts, foreign-exchange fluctuations, and other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Date: October 20, 2026

By:	/s/ Tyler Luck
Name:	Tyler Luck
Title:	Chief Executive Officer

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